As filed with the U.S. Securities and Exchange Commission on March 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vor Biopharma Inc.

(Exact name of Registrant as specified in its charter)

Delaware	81-1591163
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

100 Cambridgepark Drive Suite 101 Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full titles of the plans)

Robert Ang, M.B.B.S.

President and Chief Executive Officer

Vor Biopharma Inc.

100 Cambridgepark Drive

Suite 101

Cambridge, Massachusetts 02140

(617) 655-6580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Segal

Charles S. Kim

Divakar Gupta

Cooley LLP

500 Boylston Street

Boston, Massachusetts 02116

(617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional (1) 1,495,017 shares of common stock, $0.0001 par value per share (the “Common Stock”), of Vor Biopharma Inc. (the “Registrant”) issuable pursuant to the Registrant’s 2021 Equity Incentive Plan (the “2021 EIP”) and (2) 373,754 shares of Common Stock issuable pursuant to the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”). These additional shares of Common Stock are securities of the same class as other securities for which an original registration statement on Form S-8 ( File No. 333-252908) was filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2021. Accordingly, the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on February 9, 2021 (File No. 333-252908) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision in the 2021 EIP and 2021 ESPP, which provides that the total number of shares subject to such plan may be increased each year pursuant to a specified formula.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)     The Registrant’s Annual Report on Form 10-K (File No. 001-39979) for the fiscal year ended December 31, 2021, filed with the Commission on March 14, 2022; and

(b)     The description of the Registrant’s common stock which is contained in a registration statement on Form  8-A filed on February 1, 2021 (File No. 001-39979)  under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Registrant’s capital stock contained in the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description.

(c)     All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-39979	3.1	February 9, 2021

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-39979	3.2	February 9, 2021

4.3	Form of Common Stock Certificate of the Registrant.	S-1/A	333-252175	4.1	February 1, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this registration statement).

99.1	2021 Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement, Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement.	S-1/A	333-252175	10.6	February 1, 2021

99.2	2021 Employee Stock Purchase Plan.	S-1/A	333-252175	10.7	February 1, 2021

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 14, 2022.

VOR BIOPHARMA INC.

By:	/s/ Robert Ang
Robert Ang, M.B.B.S.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ang and Nathan Jorgensen, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Ang	President, Chief Executive Officer and Director	March 14, 2022
Robert Ang, M.B.B.S	(Principal Executive Officer)

/s/ Nathan Jorgensen	Chief Financial Officer	March 14, 2022
Nathan Jorgensen, Ph.D.	(Principal Financial Officer and Principal Accounting Officer)

/s/ Matthew Patterson	Chairman of the Board	March 14, 2022
Matthew Patterson

/s/ Daniella Beckman	Director	March 14, 2022
Daniella Beckman

/s/ David C. Lubner	Director	March 14, 2022
David C. Lubner

/s/ Sven (Bill) Ante Lundberg	Director	March 14, 2022
Sven (Bill) Ante Lundberg, M.D.

/s/ Kush M. Parmar	Director	March 14, 2022
Kush M. Parmar, M.D., Ph.D.

/s/ Joshua Resnick	Director	March 14, 2022
Joshua Resnick, M.D.